Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contacts:
Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Maryon Davis, Director Finance & IR
(770) 953-7505	(770) 221-2666

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES FOURTH-QUARTER AND FULL-YEAR RESULTS
– Markets Continue Improvement as Fourth Quarter Sales Rise 10.4% –
– Full Year Comparable Same Center Revenue Increases 13.5% –
– Restructuring Initiatives Completed in 2013 –

ATLANTA – February 20, 2014 – BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the fiscal fourth quarter and fiscal year ending January 4, 2014.  The fiscal fourth quarter and fiscal year ending January 4, 2014, included 14 and 53 weeks respectively, compared to 13 and 52 weeks respectively, for the fiscal fourth quarter and fiscal year ending December 29, 2012.

“Our operating performance for the fourth quarter of 2013 represents an improvement in net sales reflecting continued market recovery while our Adjusted EBITDA improved over 2012 levels,” said Mitch Lewis, President and Chief Executive Officer. “We are gaining traction on the previously announced restructuring efforts that were completed in 2013.  Our organization is intently focused on improving our gross margins and operating more efficiently to facilitate leveraging our incremental volume to enhance our financial performance,” Mr. Lewis concluded.

Revenues for the fiscal fourth quarter ending January 4, 2014, increased 10.4% to $486.3 million from $440.3 million for the fiscal fourth quarter ended December 29, 2012.  On a 13-week comparable same center basis, 2013 fourth quarter revenue increased to $467.1 million or 12.1% compared to the fiscal fourth quarter of 2012.  Adjusted EBITDA loss for the 2013 fiscal fourth quarter improved to $1.0 million from an adjusted EBITDA loss of $1.4 million for the same period a year ago.  The 2013 quarterly adjusted EBITDA was $0.1 million, a year-over-year improvement of $1.5 million when considering the additional week in the 2013 fiscal fourth quarter.

For the full fiscal year 2013, revenues totaled $2.15 billion, up 12.8% from $1.91 billion the same period a year ago.  On a 52-week comparable same center basis, revenues for the 2013 year increased 13.5%.

BlueLinx 4Q ’13 Press Release

The Company’s net sales and Adjusted EBITDA for the 2013 and fiscal 2012 fourth quarter and full year periods, reported on a comparable same center basis, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

Comparable Same Center Net Sales and Adjusted EBITDA in millions (unaudited)	For the 13-week and 13-week Periods Ended		For the 52-week and 52-week Periods Ended
	Quarters Ended		Years Ended
	January 4, 2014	December 29, 2012	January 4, 2014	December 29, 2012
Comparable Net Sales	$467.1	$416.7	$2,047.2	$1,803.1
Comparable Adjusted EBITDA	$0.1	($1.4)	$2.4	$6.0

The Company incurred a net loss of $2.5 million, or $0.03 per diluted share for the fiscal fourth quarter of 2013, compared with a net loss of $11.4 million, or $0.17 per diluted share, for the fiscal fourth quarter of 2012.  The current quarter net loss included an income tax benefit of $8.0 million related to the allocation of income tax expense to other comprehensive loss for a non-operating actuarial gain associated with the Company’s hourly pension plan.  Fiscal fourth-quarter results for 2013 included net pretax gains from significant special items of $0.1 million, or $0.00 per diluted share.  Fiscal fourth-quarter results for 2012 included net pretax charges from significant special items of $0.5 million, or $0.01 per diluted share.  After adjusting for significant special items, 2013 fiscal fourth quarter adjusted net loss was $6.4 million, or $0.08 per diluted share, compared to an adjusted net loss of $6.7 million, or $0.10 per diluted share, for the same period a year ago.

Gross profit for the 2013 fiscal fourth quarter totaled $54.3 million, up 4.3% from $52.1 million in the year-ago period.  Gross margins for the 2013 fiscal fourth quarter of 11.2% were up compared to the full fiscal year gross margin of 10.6%, and down compared to 11.8% for the same period a year ago. Overall 2013 fiscal fourth quarter gross margins were impacted by a higher channel mix of direct and reload sales and higher year ago structural wood-based product prices.

Fiscal 2013 fourth-quarter operating expenses were $58.1 million compared to $56.7 million for the same period a year ago.  Significant special items included in operating expenses for the 2013 fiscal fourth quarter included $1.3 million in gains from the sale of certain properties and $1.2 million in restructuring and severance costs. Significant special items included in operating expenses in the year ago quarter included $0.2 million in gains from the sale of certain properties.  Operating expenses in the year ago period also included $3.5 million in expenses related to the five closed distribution centers. After adjusting for significant special items, closed distribution centers, and the 53rd week, operating expense as a percentage of comparable same center revenue improved to 11.7% in the 2013 fiscal fourth quarter from 12.8% in the year ago period.  Reported operating loss for the 2013 fiscal fourth quarter was $3.7 million, compared to an operating loss of $4.5 million a year ago and reflects the increase in gross margin dollars and the significant special items detailed in the adjusted net loss table below.

Fiscal 2013 full-year net loss totaled $40.6 million, or $0.51 per diluted share, compared with a net loss of $23.0 million, or $0.35 per diluted share a year ago.  Fiscal full-year results for 2013 included net pretax charges from significant special items of $10.6 million, or $0.13 per diluted share.  Fiscal full-year results for 2012 included net pretax gains from significant special items of $10.9 million, or $0.17 per diluted share.

Gross profit for the 2013 fiscal year totaled $228.5 million and gross margin was 10.6%, compared with $230.1 million and 12.1% a year ago. Declines in gross margin were driven by volatility in wood-based structural product pricing, primarily during the fiscal 2013 second quarter.  The decline in gross margin was further impacted by lower margin structural sales increasing from 42% of revenue in the year ago period to 45% of revenue for the year ended January 4, 2014.

BlueLinx 4Q ’13 Press Release

Total operating expenses for the 2013 fiscal year increased to $249.8 million from $224.6 million a year ago.  Significant special items included in operating expenses for the 2013 fiscal year included $5.2 million in gains from the sale of certain properties, $12.1 million in restructuring and severance costs, and $10.0 million in expenses related to closed distribution centers.  Significant special items included in operating expenses in the year ago period included total gains of $10.4 million from the sale of certain properties and an insurance settlement. Operating expense in 2012 also included $12.7 million in expenses related to the five distribution centers closed in 2013.  After adjusting for significant special items, closed distribution centers, and the 53rd week, operating expense as a percentage of comparable same center revenue improved to 11.6% for the 2013 fiscal year from 11.8% a year ago.  Reported operating loss for 2013 was $21.3 million, compared to operating income of $5.5 million a year ago and reflects the decline in gross margin and the significant special items detailed in the adjusted net loss table below.

The Company’s net sales for the 2013 and 2012 fiscal fourth quarter and fiscal full year periods, reported on a same center and comparable basis, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

Comparable Same Center Net Sales in millions (unaudited)	Quarters Ended			Years Ended
	January 4, 2014	December 29, 2012	% Inc (Dec)	January 4, 2014	December 29, 2012	% Inc (Dec)
Total Net Sales	$486.3	$440.3	10.4%	$2,152.0	$1,907.8	12.8%
Less: Closed Center	-	23.6	(100.0%)	85.6	104.7	(18.2%)
Same Center	486.3	416.7	16.7%	2,066.4	1,803.1	14.6%
Less: Week of December 29, 2013	19.2	-	nmf	19.2	-	nmf
Comparable 13/52-week vs. 13/52-week	$467.1	$416.7	12.1%	$2,047.2	$1,803.1	13.5%

The Company’s Adjusted EBITDA for the 2013 and 2012 fiscal fourth quarter and fiscal full year periods, reported on a same center and comparable basis, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

Adjusted EBITDA in millions (unaudited)	Quarters Ended		Years Ended
	January 4, 2014	December 29, 2012	January 4, 2014	December 29, 2012
Net loss	$(2.5)	$(11.4)	$(40.6)	$(23.0)
Reconciling items:
Depreciation and amortization	2.6	2.0	9.1	8.6
Interest expense, net	7.0	6.8	28.0	28.2
(Benefit from) provision for income taxes	(8.3)	-	(9.0)	0.4
Loss (income) from closed distribution centers	-	0.7	3.7	(0.5)
Gain from sale of certain properties	(1.3)	(0.2)	(5.2)	(9.9)
Gain from property insurance settlement	-	-	-	(0.5)
Stock-based compensation (excluding restructuring)	0.4	0.7	3.2	2.8
Restructuring and severance related costs	1.2	-	12.1	-
Adjusted EBITDA Same Center	$(1.0)	$(1.4)	$1.3	$6.0
Add back EBITDA loss week of December 29, 2013	1.1	-	1.1	-
Comparable 13/52-week vs. 13/52-week	$0.1	$(1.4)	$2.4	$6.0
% Same Center	(0.2%)	(0.3%)	0.1%	0.3%
% Comparable 13/52-week vs. 13/52-week	0.0%	(0.3%)	0.1%	0.3%

BlueLinx 4Q ’13 Press Release

The Company’s operating results for the 2013 and 2012 fiscal fourth quarter and fiscal full year periods, adjusted for significant special items, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

Adjusted Net Loss in millions, except per share amounts (unaudited)	Quarters Ended		Years Ended
	January 4, 2014	December 29, 2012	January 4, 2014	December 29, 2012
Pretax loss	$(10.8)	$(11.3)	$(49.6)	$(22.6)
Loss (income) from closed distribution centers	-	0.7	3.7	(0.5)
Gain from sale of certain properties	(1.3)	(0.2)	(5.2)	(9.9)
Gain from property insurance settlement	-	-	-	(0.5)
Restructuring and severance related costs	1.2	-	12.1	-

Adjusted pretax loss	(10.9)	(10.8)	(39.0)	(33.5)
Adjusted benefit from income taxes	(4.5)	(4.1)	(15.4)	(12.6)

Adjusted net loss	$(6.4)	$(6.7)	$(23.7)	$(21.0)

Basic and diluted weighted average shares	84.8	65.5	80.2	65.5

Adjusted basic and diluted net loss per share applicable to common shares	$(0.08)	$(0.10)	$(0.30)	$(0.32)

For the fiscal quarter and fiscal full year periods ended January 4, 2014, the above table reflects the following events: (i) the Company recorded a loss from closed distribution centers; (ii) the Company recorded a gain on the sale of certain surplus properties; (iii) the Company recorded certain restructuring and severance related costs.  The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets and the tax effect of significant special items.  The adjusted benefit from income taxes assumes the Company’s deferred tax assets are realizable. See the reconciliation of GAAP Net Loss to Adjusted Net Loss accompanying this press release for further details.

For the fiscal quarter and fiscal full year periods ended December 29, 2012, the above table reflects the following events: (i) the Company recorded a quarterly loss and annual profit from closed distribution centers; (ii) the Company recorded a gain on the sale of certain surplus properties; (iii) the Company recorded a gain from a property insurance settlement.  The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets and the tax effect of significant special items.  The adjusted benefit from income taxes assumes the Company’s deferred tax assets are realizable. See the reconciliation of GAAP Net Loss to Adjusted Net Loss accompanying this press release for further details.

Liquidity and Capital Resources
As of February 8, 2014, the Company had $59.2 million of excess availability under its asset-backed revolving credit facilities, based on qualifying inventory and receivables.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation.  Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page.  Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 59454923.  The recording will be available two hours after the conference call has concluded.  Investors also can access a recording of this call on the BlueLinx web site, where a replay of the webcast will be available for 90 days.

BlueLinx 4Q ’13 Press Release

Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net (loss) income plus interest expense and all interest expense related items (e.g. changes associated with ineffective interest rate swap, write-off of debt issue costs, charges associated with mortgage refinancing), income taxes, stock compensation, depreciation and amortization, further adjusted to exclude other non-cash items and certain other adjustments.  Adjusted EBITDA is presented herein because we believe it is a useful supplement to cash flow from operations in understanding cash flows generated from operations that are available for debt service (interest and principal payments) and further investment in acquisitions. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP.

About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing over 1,700 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its current network of 50 distribution centers.  BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

BlueLinx 4Q ’13 Press Release

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability and our outlook on the housing industry and our guidance regarding anticipated financial results.  All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; the ability to achieve greater operating efficiencies as a result of the restructuring; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 29, 2012 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

- Tables to Follow -

BlueLinx 4Q ’13 Press Release

BlueLinx Holdings Inc. Statements of Operations in thousands, except per share data
	Quarters Ended		Years Ended
	January 4,	December 29,	January 4,	December 29,
	2014	2012	2014	2012
	(unaudited)	(unaudited)	(unaudited)

Net sales	$486,275	$440,298	$2,151,972	$1,907,842
Cost of sales	431,927	388,179	1,923,489	1,677,772
Gross profit	54,348	52,119	228,483	230,070
Operating expenses:
Selling, general, and administrative	55,483	54,638	240,667	215,996
Depreciation and amortization	2,571	2,012	9,117	8,565
Total operating expenses	58,054	56,650	249,784	224,561

Operating (loss) income	(3,706)	(4,531)	(21,301)	5,509
Non-operating expenses:
Interest expense	6,998	6,756	28,024	28,157
Other expense (income), net	50	22	306	(7)

Loss before (benefit from) provision for income taxes	(10,754)	(11,309)	(49,631)	(22,641)
(Benefit from) provision for income taxes	(8,297)	61	(9,013)	386
Net loss	$(2,457)	$(11,370)	$(40,618)	$(23,027)

Basic weighted average number of common shares
outstanding	84,818	65,494	80,163	65,452
Basic net loss per share applicable to common
shares	$(0.03)	$(0.17)	$(0.51)	$(0.35)
Diluted weighted average number of common
shares outstanding	84,818	65,494	80,163	65,452
Diluted net loss per share applicable to common
shares	$(0.03)	$(0.17)	$(0.51)	$(0.35)

BlueLinx 4Q ’13 Press Release

BlueLinx Holdings Inc.
Balance Sheets
in thousands

	January 4,	December 29,
	2014	2012
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$5,034	$5,188
Receivables, net	150,297	157,465
Inventories, net	223,580	230,059
Other current assets	22,814	19,427
Total current assets	401,725	412,139

Property, plant, and equipment:
Land and improvements	41,176	43,120
Buildings	90,082	94,070
Machinery and equipment	73,004	78,674
Construction in progress	3,028	1,173
Property, plant, and equipment, at cost	207,290	217,037
Accumulated depreciation	(96,171)	(101,684)
Property, plant, and equipment, net	111,119	115,353
Non-current deferred income tax assets, net	824	445
Other non-current assets	16,578	16,799
Total assets	$530,246	$544,736

Liabilities:
Current liabilities:
Accounts payable	$60,363	$77,850
Bank overdrafts	19,377	35,384
Accrued compensation	4,173	6,170
Current maturities of long-term debt	9,141	8,946
Deferred income taxes, net	823	449
Other current liabilities	12,949	10,937
Total current liabilities	106,826	139,736
Non-current liabilities:
Long-term debt	388,995	368,446
Other non-current liabilities	40,323	57,146
Total liabilities	536,144	565,328

Stockholders’ Deficit:
Common stock	866	637
Additional paid in capital	251,150	209,815
Accumulated other comprehensive loss	(16,293)	(30,042)
Accumulated deficit	(241,621)	(201,002)
Total stockholders’ deficit	(5,898)	(20,592)
Total liabilities and stockholders’ deficit	$530,246	$544,736

BlueLinx 4Q ’13 Press Release

BlueLinx Holdings Inc.
Statements of Cash Flows
in thousands

	Periods Ended
	January 4,	December 29,
	2014	2012
	(unaudited)

Cash flows from operating activities:
Net loss	$(40,618)	$(23,027)
Adjustments to reconcile net loss
to cash used in operations:
Depreciation and amortization	9,117	8,565
Amortization of debt issuance costs	3,184	3,746
Write-off of debt issuance costs	119	-
Gain from sale of properties	(5,220)	(9,885)
Gain from property insurance settlement	-	(476)
Vacant property charges, net	1,321	(30)
Severance charges	5,607	-
Payments on modification on lease agreement	(300)	(5,875)
Deferred income tax benefit	(5)	(20)
Share-based compensation expense, excluding restructuring related	3,222	2,797
Share-based compensation expense, restructuring related	2,895	-
(Increase) decrease in restricted cash related to insurance and other	(1,810)	695
Other	(13,455)	3,285
	(35,943)	(20,225)
Changes in primary working capital components:
Receivables	7,168	(18,593)
Inventories	6,479	(44,482)
Accounts payable	(17,585)	9,050
Net cash used in operating activities	(39,881)	(74,250)

Cash flows from investing activities:
Property, plant, and equipment investments	(4,912)	(2,826)
Proceeds from disposition of assets	10,365	19,195
Net cash provided by investing activities	5,453	16,369

Cash flows from financing activities:
Excess tax benefits from share-based compensation arrangements	16	-
Repurchase of shares to satisfy employee tax withholdings	(3,192)	(526)
Repayments on the revolving credit facilities	(560,186)	(473,349)
Borrowings from the revolving credit facilities	599,968	550,270
Payments of principal on mortgage	(19,038)	(37,272)
Payments on capital lease obligations	(3,142)	(2,259)
(Decrease) increase in bank overdrafts	(16,007)	13,020
Decrease in restricted cash related to the mortgage	40	9,970
Debt financing costs	(2,900)	(1,683)
Proceeds from stock offering less expenses paid	38,715	-
Net cash provided by financing activities	34,274	58,171

(Decrease) increase in cash	(154)	290
Balance, beginning of period	5,188	4,898
Balance, end of period	$5,034	$5,188

Non Cash Transactions:
Capital leases	$5,069	$5,238

BlueLinx 4Q ’13 Press Release

BlueLinx Holdings Inc.
Unaudited Reconciliation of GAAP Net loss to Non-GAAP Adjusted EBITDA
in thousands

	Quarters Ended				Year Ended
	March 30,	June 29,	September 28,	January 4,	January 4,
	2013	2013	2013	2014	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

GAAP net loss	$(12,649)	$(22,306)	$(3,206)	$(2,457)	$(40,618)

Adjustments:
Depreciation and amortization	2,173	2,229	2,144	2,571	9,117
Interest expense	7,192	6,916	6,918	6,998	28,024
Provision for (benefit from) income taxes	213	(292)	(636)	(8,297)	(9,013)
Loss from closed distribution centers	212	1,578	1,898	-	3,689
Gain from sale of certain properties	(230)	-	(3,679)	(1,311)	(5,220)
Gain from property insurance settlement	-	-	-	-	-
Stock compensation (excluding restructuring)	824	1,055	987	356	3,222
Restructuring and severance related costs	889	7,309	2,758	1,167	12,123
Adjusted EBITDA Same Center	$(1,376)	$(3,511)	$7,184	$(973)	$1,324
Add back EBITDA loss week of December 29, 2013	-	-	-	1,081	1,081
Comparable 13/52-week vs. 13/52-week	$(1,376)	$(3,511)	$7,184	$108	$2,405
Percentage Same Center	(0.3%)	(0.6%)	1.3%	(0.2%)	0.1%
Percentage Comparable 13/52-week vs. 13/52-week	(0.3%)	(0.6%)	1.3%	0.0%	0.1%

	Quarters Ended				Year Ended
	March 31,	June 30,	September 29,	December 29,	December 29,
	2012	2012	2012	2012	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

GAAP net loss	$(11,019)	$(3,706)	$3,068	$(11,370)	$(23,027)

Adjustments:
Depreciation and amortization	2,260	2,187	2,106	2,012	8,565
Interest expense	6,782	7,325	7,294	6,756	28,157
Provision for (benefit from) income taxes	205	197	(77)	61	386
(Income) loss from closed distribution centers	(242)	(574)	(379)	706	(489)
Gain from sale of certain properties	(578)	48	(9,151)	(204)	(9,885)
Gain from property insurance settlement	-	(476)	-	-	(476)
Stock compensation (excluding restructuring)	743	677	677	700	2,797
Restructuring and severance related costs	-	-	-	-	-
Adjusted EBITDA Same Center	$(1,849)	$5,678	$3,538	$(1,339)	$6,028
Add back EBITDA loss week of December 29, 2013	-	-	-	-	-
Comparable 13/52-week vs. 13/52-week	$(1,849)	$5,678	$3,538	$(1,339)	$6,028
Percentage Same Center	(0.4%)	1.2%	0.8%	(0.3%)	0.3%
Percentage Comparable 13/52-week vs. 13/52-week	(0.4%)	1.2%	0.8%	(0.3%)	0.3%

BlueLinx 4Q ’13 Press Release

BlueLinx Holdings Inc.
Unaudited Reconciliation of GAAP Net loss to Non-GAAP Adjusted EBITDA
in thousands

	Quarters Ended		Years Ended
	January 4,	December 29,	January 4,	December 29,
	2014	2012	2014	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP net loss	$(2,457)	$(11,370)	$(40,618)	$(23,027)

Adjustments:
Depreciation and amortization	2,571	2,012	9,117	8,565
Interest expense	6,998	6,756	28,024	28,157
(Benefit from) provision for income taxes	(8,297)	61	(9,013)	386
Loss (income) from closed distribution centers	-	706	3,689	(489)
Gain from sale of certain properties	(1,311)	(204)	(5,220)	(9,885)
Gain from property insurance settlement	-	-	-	(476)
Stock compensation (excluding restructuring)	356	700	3,222	2,797
Restructuring and severance related costs	1,167	-	12,123	-
Adjusted EBITDA Same Center	$(973)	$(1,339)	$1,324	$6,028
Add back EBITDA loss week of December 29, 2013	1,081	-	1,081	-
Comparable 13/52-week vs. 13/52-week	$108	$(1,339)	$2,405	$6,028

BlueLinx Holdings Inc.
Unaudited Adjusted Pre-Tax Loss
in thousands, except for per share amounts

	Quarters Ended		Years Ended
	January 4,	December 29,	January 4,	December 29,
	2014	2012	2014	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Pretax loss	$(10,754)	$(11,309)	$(49,631)	$(22,641)
Loss (income) from closed distribution centers	-	706	3,689	(489)
Gain from sale of certain properties	(1,311)	(204)	(5,220)	(9,885)
Gain from property insurance settlement	-	-	-	(476)
Restructuring and severance related costs	1,167	-	12,123	-
Adjusted pretax loss	(10,898)	(10,807)	(39,039)	(33,491)
Adjusted benefit from income taxes	(4,500)	(4,112)	(15,354)	(12,540)
Adjusted net loss	$(6,398)	$(6,695)	$(23,685)	$(20,951)
Basic and diluted weighted average shares	84,818	65,494	80,163	65,452
Adjusted basic and diluted net loss per share applicable to common shares	$(0.08)	$(0.10)	$(0.30)	$(0.32)

BlueLinx Holdings Inc.
Unaudited Reconciliation of GAAP Net Loss to Adjusted Net Loss
in thousands

	Quarters Ended		Years Ended
	January 4,	December 29,	January 4,	December 29,
	2014	2012	2014	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

GAAP net loss	$(2,457)	$(11,370)	$(40,618)	$(23,027)
Loss (income) from closed distribution centers	-	706	3,689	(489)
Gain from sale of certain properties	(1,311)	(204)	(5,220)	(9,885)
Gain from property insurance settlement	-	-	-	(476)
Restructuring and severance related costs	1,167	-	12,123	-
Benefit from income taxes related to non-operating pension adjustments	(8,004)	-	(8,726)	-
Tax effect of selected charges	56	(193)	(4,088)	4,188
Valuation allowance	4,151	4,366	19,155	8,738
Adjusted net loss	$(6,398)	$(6,695)	$(23,685)	$(20,951)

BlueLinx 4Q ’13 Press Release

BlueLinx Holdings Inc.
Unaudited Comparable 13/52 Week vs. 13/52 Week Periods Ended
in thousands

	For the 13-Week and 13-Week Periods Ended		For the 52-Week and 52-Week Periods Ended

	Quarters Ended		Years Ended
	January 4,	December 29,	January 4,	December 29,
	2014	2012	2014	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Sales	$486,275	$440,298	$2,151,972	$1,907,842
Less: Closed Center	-	23,624	85,578	104,716
Same Center	486,275	416,674	2,066,394	1,803,126
Less week of December 29, 2013 (1)	19,219	-	19,219	-
Comparable 13/52-week vs. 13/52-week	$467,056	$416,674	$2,047,175	$1,803,126

Actual year-over-year percentage increase	10.4%		12.8%
Same Center year-over-year percentage increase	16.7%		14.6%
Comparable year-over-year percentage increase	12.1%		13.5%

Gross profit	$54,348	$52,119	$228,483	$230,070
Less: Closed Center	-	2,782	6,294	13,144
Same Center	54,348	49,337	222,189	216,926
Less week of December 29, 2013 (1)	2,087	-	2,087	-
Comparable 13/52-week vs. 13/52-week	$52,261	$49,337	$220,102	$216,926

Total operating expenses	$58,054	$56,650	$249,784	$224,561
Less: Closed Center	-	3,488	9,983	12,655
Same Center	58,054	53,162	239,801	211,906
Less week of December 29, 2013 (2)	3,345	-	3,345	-
Comparable 13/52-week vs. 13/52-week	$54,709	$53,162	$236,456	$211,906
Percentage comparable sales	11.7%	12.8%	11.6%	11.8%

Operating (loss) income	$(3,706)	$(4,531)	$(21,301)	$5,509
Add back loss from Closed Center	-	706	3,689	(489)
Same Center	(3,706)	(3,825)	(17,612)	5,020
Add back loss week of December 29, 2013	1,258	-	1,258	-
Comparable 13/52-week vs. 13/52-week	$(2,448)	$(3,825)	$(16,354)	$5,020

(1) Based on actual shipments for week ending January 4, 2014.
(2) Estimate based on actual December 2013 run-rate.